SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
January 30, 2008
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On July 31, 2007, Environmental Tectonics Corporation (the “Company”) completed a refinancing (the “Refinancing”) of its indebtedness with PNC Bank, National Association (“PNC”) in the aggregate amount of up to $15,000,000. In connection with the Refinancing, the Company entered into a Credit Agreement (the “Credit Agreement”) with PNC. The terms of the Credit Agreement and the related documents are described in a Current Report on Form 8-K dated July 31, 2007 and filed with the Securities and Exchange Commission on August 3, 2007.
     As previously disclosed, on November 14, 2007, the Audit Committee of the Board of Directors of the Company, in consultation with management, determined that the Company will need to restate previously issued consolidated financial statements for prior periods, including the periods ended November 24, 2006 and February 23, 2007, due to errors in accounting with respect to accounts receivable related to the carrying value of a claims receivable booked in connection with a contract with the Department of the Navy for a submarine decompression chamber project.
     As a result of the proposed restatement, the Company was in breach of the representation and warranty contained in Section 7(a) of the Credit Agreement with respect to its previously delivered financial statements as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 23, 2007. This breach constituted an Event of Default under the Credit Agreement and related documents. In addition, the proposed restatement caused the Company to be in breach of the Consolidated Tangible Net Worth covenant set forth in the Credit Agreement. As the Company previously disclosed, PNC waived the Financial Statement Default (and any comparable default in respect of the Company’s financial statements as of any prior fiscal period), provided that the Company delivered to PNC its restated financial statements for the fiscal year ended February 23, 2007 no later than January 31, 2008. PNC also waived the Net Worth Covenant Default as of February 23, 2007.
     On January 31, 2008, PNC agreed to extend the date on which the Company is required to deliver to PNC its restated financial statements for the fiscal year ended February 23, 2007 to no later than May 31, 2008 and amended the Credit Agreement to modify the fees charged by PNC for letters of credit. A copy of the waiver and amendment is attached hereto as Exhibit 10.1.
     The foregoing extension does not obligate PNC to grant any future extension for the date on which the Company must deliver its restated financial statements for the fiscal year ended February 23, 2007.
     On February 5, 2008, the Company issued a press release disclosing the extension of the PNC waiver. A copy of this press release in attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 30, 2008, the Company received a letter from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with Sections 134 and 1101 of the AMEX Company Guide as a result of the Company’s failure to file its Quarterly Reports on Form 10-Q for (i) the first fiscal quarter ended May 25, 2007, (ii) the second fiscal quarter ended August 24, 2007, and (iii) the third fiscal quarter ended November 23, 2007. The non-compliance by the Company with Sections 134 and 1101 of the AMEX Company Guide makes the Company’s common stock subject to being delisted from AMEX and AMEX has notified the Company that it intends to initiate delisting proceedings.
     In August 2007, the Company had submitted a plan to AMEX advising AMEX of the actions that it intended to take to bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide by January 17, 2008. In September 2007, AMEX notified the Company that AMEX had accepted the Company’s plan to regain compliance with AMEX’s continued listing standards, and that the Company’s listing would be continued until January 17, 2008. In October 2007, the Company received an additional letter of non-compliance from AMEX in connection with the Company’s failure to timely file the second quarter Quarterly Report. In the October letter, AMEX informed the Company that it was not required to submit an additional plan of compliance in connection with its failure to file the Second Quarter Quarterly Report.
     As the Company previously disclosed, it has not been in a position to file its first, second or third quarter Quarterly Reports timely due to, among other things, the resignation of its auditors on November 28, 2007. On January 30, 2008, the Audit Committee of the Board of Directors of the Company engaged Friedman LLP as the Company’s registered public accounting firm for the Company, and is working to become current in its filings with the Securities and Exchange Commission. The Company’s failure to file its quarterly reports timely has resulted in non-compliance with Sections 134 and 1101 of the AMEX Company Guide.
     The Company intends to file an appeal of AMEX’s determination and request a hearing before an AMEX Listing Qualifications Panel (the “Qualifications Panel”). The appeal will ordinarily stay the delisting of the Company’s common stock pending a hearing date and the decision of the Qualifications Panel. The time and location of the hearing will be determined by AMEX but is expected to occur within 45 days after the hearing is requested. There can be no assurance that the Company’s request for continued listing on AMEX will be granted. If the Qualifications Panel does not grant the relief requested by the Company, its common stock will be delisted from AMEX. If the Company’s common stock is delisted, the Company expects that its common stock would be quoted on the Over-The-Counter Bulletin Board if the Company is current in its SEC reports at the time of delisting. Otherwise, it is expected that the Company’s common stock would be quoted on the Pink Sheets.
     An indicator has been added to the Company’s trading symbol noting the Company’s non-compliance with Sections 134 and 1101 of the AMEX Company Guide until such time as the Company regains compliance with the applicable listing standards.

     A copy of the press release issued by the Company on February 5, 2008 disclosing the Company’s receipt of the letter of non-compliance from AMEX is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.
     On January 30, 2008, the Audit Committee of the Board of Directors of the Company engaged Friedman LLP as the Company’s registered public accounting firm.
     During the two most recent fiscal years and any subsequent interim period prior to engaging Friedman LLP, Friedman LLP was not engaged as the principal accountant of the Company to audit its financial statements nor did the Company consult with Friedman LLP regarding (1) the application of accounting principles to any completed or proposed transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements for such periods, or (3) any other accounting, auditing, or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 8.01.	Other Events.
     The Company purchases industrial products from Industrial Instruments Corp. which is owned by Christine and Charles Walter, the daughter and son-in-law of William F. Mitchell, the Company’s President and Chief Executive Officer. During fiscal 2007, 2006 and 2005, the Company purchased $265,092, $380,461 and $348,344, respectively, from Industrial Instruments. The Company also rents office space to Industrial Instruments at the Company’s corporate headquarters. During fiscal 2007, 2006 and 2005, Industrial Instruments paid to the Company rent in the amounts of $7,750, $9,000 and $9,000, respectively.
     The Company purchases travel accommodations from Jet Set, a company that employs Kathleen Mahon, the daughter of Mr. Mitchell. During fiscal 2007, 2006 and 2005, the Company purchased travel through Jet Set totaling $217,492, $231,116 and $316,959, respectively, and Ms. Mahon received approximately $12,000 from her employer in each fiscal period in commissions on account of such purchases. Ms. Mahon is also engaged by the Company as a consultant to review expense reports submitted by Company employees. During fiscal 2007, 2006 and 2005, Ms. Mahon received $10,455, $10,450 and $12,540, respectively in consideration of such services.
     The Company also employs William F. Mitchell, Jr., the son of Mr. Mitchell, as its Vice President, Contracts/Purchasing. In fiscal 2005, Mr. Mitchell received $127,292 in compensation from the Company.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

     The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:

10.1	Credit Agreement and Waiver and Amendment between the PNC and the Company, dated January 31, 2008.

99.1	Press Release dated February 5, 2008

99.2	Press Release dated February 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: February 5, 2008	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX

10.1	Credit Agreement Waiver and Amendment between PNC and the Company, dated January 31, 2008.

99.1	Press Release dated February 5, 2008.

99.2	Press Release dated February 5, 2008.

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